UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) April 16, 2002

BNCCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 322 East Main, Bismarck, North Dakota 58501
(Address of principal executive offices) (Zip Code)

(701) 250-3040
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 2.         Acquisition or Disposition of Assets

            Pursuant to a Stock Purchase Agreement (the "Agreement"), we acquired Milne & Company Insurance, Inc. ("Milne Scali") from Richard W. Milne, Jr., Terrence M. Scali, and the other Sellers named in the Agreement (collectively, the "Sellers") on April 16, 2002. Milne Scali is a general insurance agency.

            We purchased Milne Scali for 297,759 shares of our newly issued common stock and $15,500,000 in cash. Additional consideration of up to $8,500,000 is payable to the Sellers, subject to Milne Scali achieving certain financial performance targets. We financed the cash portion of the purchase price from internal resources.

Item 7.         Financial Statements and Exhibits

            (a)     Financial Statements of Businesses Acquired

            It is impracticable to provide the financial statements required by this item at the time this Current Report on Form 8-K is filed. The required financial statements will be filed as soon as practicable, but not later than 60 days after the date this report is filed.

            (b)     Pro Forma Financial Information.

            It is impracticable to provide the pro forma financial information required by this item at the time this Current Report on Form 8-K is filed. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this report is filed.

            (c)     Exhibits.

            The exhibits to this report are listed on the exhibit list, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

By: /S/ GREGORY K. CLEVELAND
Gregory K. Cleveland
President

Date: May 1, 2002

EXHIBIT LIST

Exhibit No.	Description

10.1.	Stock Purchase Agreement, dated March 22, 2002, by and among BNCCORP, Inc., BNC Insurance, Inc. and the Sellers named therein.

10.2.	Employment and Non-competition Agreement, dated April 16, 2002, by and between BNC Insurance, Inc., Milne & Company Insurance, Inc. and Richard W. Milne, Jr.

10.3.	Employment and Non-competition Agreement, dated April 16, 2002, by and between BNC Insurance, Inc., Milne & Company Insurance, Inc. and Terrence M. Scali.